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                                                                   Exhibit 10.33

                     LANGER, INC. WITH JOSEPH P. CIAVARELLA
                         EXECUTIVE EMPLOYMENT AGREEMENT

      Executive Employment Agreement (this "Agreement"), dated as of the 16th day of February, 2004 by and between Langer, Inc., a Delaware corporation, ("Langer," which term, as used herein, includes all subsidiaries of Langer, whether now existing or hereafter organized or acquired), and Joseph P. Ciavarella (the "Executive").

      Whereas, Langer desires to employ the Executive as Chief Financial Officer of Langer, and the Executive desires to serve Langer in such capacity and in such other offices as the Board of Directors may determine hereafter from time to time, all upon the terms and subject to the conditions hereinafter provided;

      Now, Therefore, in consideration of the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound, agree as follows:

      1. Employment.

      Langer agrees to employ the Executive, and the Executive agrees to be employed by Langer, upon the terms and subject to the conditions of this Agreement.

      2. Term.

      The term of the Executive's employment under this Agreement shall be at will and shall be terminable by either party on 30 days' prior written notice (the "Term"), unless earlier terminated as hereinafter provided.

      3. Duties; Efforts.

            (a) During the Term of this Agreement, the Executive shall serve as the Chief Financial Officer and Vice President of Langer (including, if requested, any one or more of its subsidiaries), and shall perform all duties customary to and commensurate with his position and such other duties as may be assigned to him by the president and chief executive officer or the Board of Directors of Langer. The Executive shall report directly to the chief executive officer.

            (b) The Executive shall devote all of his business time, attention and energies to the business and affairs of Langer and its affiliated corporations and shall use his best efforts to advance the best interests of Langer; provided, however, that, it shall not be a violation of this Agreement for the Executive to (i) subject to approval by the Board in its sole discretion, serve on professional, industry, civic or charitable boards, committees or organizations, and (ii) manage passive personal investments, so long as any such activities do not interfere with the performance of the Executive's responsibilities as an employee of Langer in accordance with this Agreement.


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      4. Compensation and Benefits.

            (a) Base Salary. Commencing on the date hereof, Langer shall pay to the Executive a base salary (the "Base Salary") of $155,000 per year during the Term as compensation for the performance of services under this Agreement and the Executive's observance and performance of all of the provisions hereof.

            (b) Annual Bonus. At the Board's discretion, the Executive shall be eligible to receive, with respect to each calendar year, a cash bonus (the "Bonus"), in addition to and separate from the Executive's Base Salary.

            (c) Stock Options. In addition to the Executive's Base Salary and Annual Bonus (if any), upon approval of this Agreement by Langer's Compensation Committee and Board of Directors, Langer shall grant to the Executive options to purchase 50,000 shares of its common stock (the "Options") under Langer's 2001 Stock Incentive Plan (the "Incentive Plan"), at an exercise price equal to 100% of the fair market value per share of the Langer common stock as of the date of grant, such fair market value and the terms of such options to be determined in accordance with the provisions of the Incentive Plan. The options are intended to be "incentive stock options" under the Internal Revenue Code of 1986, as amended ("Code") and shall vest and become exercisable in 3 equal annual tranches commencing on the first anniversary of the date of grant of the Options. The Options shall be subject in all respects to the terms and conditions of the Plan and Langer's standard stock option agreement pursuant to which such options will be granted. During the term of the Executive's employment with Langer, the Executive shall not sell, assign, or otherwise transfer any of the shares of common stock of Langer, whether received upon exercise of the Option or otherwise acquired, without the prior written consent of the Board. Prior to any such proposed sale, assignment, or other transfer, the Executive shall notify the Board in writing of the terms thereof. Upon the consent of the Board, the Executive may sell, assign, or transfer such shares in accordance with such terms within the thirty (30) days following the grant of such consent.

            (d) Out-of-Pocket Expenses. Langer shall promptly reimburse the Executive the reasonable expenses incurred by him in the performance of his duties hereunder, including, without limitation, those incurred in connection with business related travel or entertainment, or in accordance with Langer's expense policy.

            (e) Participation in Benefit Plans. The Executive, subject to the terms, conditions and eligibility requirements thereof, shall be entitled to participate in or receive benefits under any pension plan, health and accident plan or any other employee benefit plan or arrangement made available now or in the future by Langer to its employees, including, without limitation, 401(k) plans, medical, dental, life and disability plans of Langer. Nothing herein shall be deemed to require Langer to establish or retain any such plans.

            (f) Vacation. The Executive shall be entitled to vacation in accordance with Langer's vacation policy for senior management, which shall in no event be less than three weeks, and to all paid holidays given by Langer to its employees. No more than two consecutive weeks of vacation shall be taken at any one time without the approval of the chief executive


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officer, and the Executive shall schedule vacations in a manner consistent with
Langer's seasonal or other significant business requirements.

      5. Termination and Termination Payments.

      The Executive's employment hereunder shall terminate, or may be terminated, as follows:

            (a) For Cause. Langer shall have the right to terminate the Executive's employment for Cause (as hereinafter defined), and, subject to Langer's obligations under Section 6(c), without Cause. A termination for "Cause" is a termination by the chief executive officer or by the Board, if the chief executive officer or the Board makes a finding that the Executive has:

                  (i) breached, failed or refused to comply with any of the material terms of this Agreement (which shall include Section 4(d)), for reasons other than Disability (as defined in Section 5(b)) or Good Reason (as defined in Section 5(c)); or

                  (ii) refused, neglected or failed to perform his material duties under this Agreement, for reasons other than Good Reason or Disability; or

                  (iii) willfully or intentionally failed to carry out, in any material respect, instructions of the President and Chief Executive Officer or the Board which are not inconsistent with his position; or

                  (iv) been convicted of or admitted to (including by a plea of nolo contendere) any act of fraud, larceny, misappropriation of funds or embezzlement or to or of a crime other than traffic offenses; or

                  (v) has committed an act constituting sexual harassment or employment discrimination; or

                  (vi) repeatedly engaged in substance abuse; provided, however, that

                        (A) in the case of clauses (i), (ii) and (iii) above, the Executive shall have received written notice at least 30 days prior to such termination specifying the actions constituting Cause, during which period he shall have failed or refused to cure such conduct; provided, nevertheless, that the Executive may be terminated if such notice has been given more than 2 times; and

                        (B) in the case of paragraphs (iv), (v), and (vi) above, the chief executive officer or the Board may terminate the Executive immediately upon delivery of a notice of termination.


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            (b) Other than For Cause. Langer shall have the right to terminate
Executive's employment with Langer at any time without Cause upon thirty (30) days' prior written notice to the Executive.

            (c) Upon Death or For Disability. The Executive's employment with Langer shall immediately terminate upon his death without any further action. Langer shall have the right to terminate the Executive's employment immediately upon delivery of notice to the Executive as a result of the Executive's Disability. For purposes of this Agreement, a "Disability" shall be deemed to have occurred if:

                  (i) the Executive has been unable, due to any physical or mental illness or injury, substantially to perform his duties hereunder for at least 45 consecutive days, and; or

                  (ii) Langer delivers a written notice to the Executive ("Disability Notice") following such period stating that the Board intends to terminate the Executive by reason of Disability but no earlier than the 60th day following the onset of such Disability.

   (d) By the Executive for Good Reason. The Executive shall have the right to terminate his employment with Langer for Good Reason within 60 days after the occurrence of an event constituting Good Reason. For purposes of this Agreement, "Good Reason" shall mean:

                  (i) Removal from his position as Chief Financial Officer (other than for Cause or by reason of the Executive's death or Disability);

                  (ii) Material diminution in the Executive's title, position, duties or responsibilities, or the assignment to the Executive of duties that are inconsistent, in a material respect, with the scope of duties and responsibilities associated with the position of Chief Financial Officer, excluding for this purpose an isolated and insubstantial action not taken in bad faith;

                  (iii) Reduction in the Executive's Base Salary without his consent or failure to award the 50,000 stock options contemplated by this Agreement; provided, however, that Good Reason shall not exist pursuant to subsection (i), (ii) and (iii) of this Section 5(d) unless (A) the Executive shall have delivered to the Board written notice at least thirty
      (30) days prior to such termination, specifying the actions constituting Good Reason, and Langer shall have failed or refused to cure such conduct within 30 days after Langer's receipt of such notice; or

                  (iv) The breach, failure or refusal of Langer to comply with any of its material obligations under this Agreement, in any case other than an isolated, insubstantial and inadvertent failure not cured by Langer within thirty (30) days after receiving written notice from the Executive setting forth the nature of such breach; or


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            (e) By the Executive other than for Good Reason. The Executive shall have the right to terminate his employment with Langer at any time without Good Reason upon thirty (30) days' prior written notice to Langer.

      6. Payments Upon Termination.

            (a) Death or Disability. In the event of the termination of the Executive's employment as a result of his death or Disability, Langer shall:

                  (i) pay to the Executive or his estate, as the case may be, the Base Salary through the date of his death or date of termination of employment on account of Disability, as the case may be (pro rated for any partial month);

                  (ii) treat the Options as set forth in the Stock Option Agreement;

                  (iii) reimburse the Executive, or his estate, as the case may be, for any expenses reimbursable pursuant to Section 4(d) (the amounts payable pursuant to clause (i) and this clause (iii) being hereafter referred to as the "Accrued Obligations"); and

                  (iv) provide to the Executive and/or his family, as the case may be, at the expense of the Executive or his heirs, successors and assigns, only such continued coverage under welfare, medical, accident, life or other disability plans and programs in which the Executive and his family participated immediately prior to his death or Disability as may be required by COBRA or other applicable law, if any.

   (b) By Langer for Cause or by the Executive other than for Good Reason. If the Executive's employment is terminated by Langer for Cause or by the Executive other than for Good Reason, Langer shall (i) pay to the Executive the Accrued Obligations, and (ii) subject to the provisions of the following sentence, treat the Options as set forth in the Stock Option Agreement, and the Executive shall have no further entitlement to any other compensation or benefits from Langer. Without limiting the generality of the foregoing, all vested and unvested options held by the Executive shall be cancelled and of no effect. In addition, the Executive shall be deemed to have offered any shares of Common Stock purchased by him pursuant to the Stock Option Agreement to Langer at a price per share equal to the lower of the Exercise Price or the fair market value (as determined pursuant to the 2001 Stock Incentive Plan) of the Common Stock at the time of such termination. Langer shall have 30 days from the date of termination to deliver written notice to the Executive electing to purchase such shares.

   (c) By the Executive for Good Reason or by Langer other than for Cause or the Executive's Death or Disability. In the event that the Executive's employment is terminated by the Executive for Good Reason or by Langer other than for Cause or the Executive's death or Disability, then Langer shall:

                  (i) pay to the Executive the Accrued Obligations, within thirty (30) days of termination of his employment;


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                  (ii) if the termination is by Langer without Cause effective after the first anniversary of this Agreement, continue to pay Executive his Base Salary in effect on the date of termination, at the regular intervals when payroll would have been payable to the Executive, for a period of six (6) months;

                  (iii) if the termination is by Langer without Cause effective after the first anniversary of this Agreement, pay or reimburse the Executive for continued coverage under all welfare benefit including medical, accident, life or other disability plans and programs in which the Executive participated immediately prior to his termination, (provided that the Executive will share the cost of such benefit coverage in the same proportion as was in effect for the Executive immediately prior to his termination), for six (6) months.

            (d) The Executive acknowledges that upon the termination of his employment pursuant to Sections 6(a), 6(b) or 6(c), he shall not be entitled to any payments or benefits that are not explicitly provided herein.

      7. Covenant Regarding Inventions.

            The Executive shall disclose promptly to Langer any and all inventions, discoveries, improvements and patentable or copyrightable works developed, initiated, conceived or made by him, either alone or in conjunction with others, during the Term hereof and for a period of six months after the Executive's termination of employment, all of which shall be considered "work for hire," and he assigns and shall assign, without additional consideration, all of his right, title and interest therein to Langer or its nominee. Whenever requested to do so by Langer, the Executive shall execute any and all applications, assignments or other instruments that Langer shall deem necessary to apply for and obtain letters patent, trademarks or copyrights of the United States or any foreign country, or otherwise protect Langer's interest therein. These obligations shall continue beyond the conclusion of the Term with respect to inventions, discoveries, improvements or copyrightable works made by the Executive during the Term and shall be binding upon the Executive's assigns, executors, administrators and other legal representatives.

      8. Protection of Confidential Information.

            As an inducement to Langer to enter into and perform its obligations under this Agreement, the Executive acknowledges that he has been and will be provided with information about, and his employment by Langer will, throughout the Term, bring him into close contact with, many confidential affairs of Langer, including proprietary information about the business including, without limitation, costs, profits, finances, internal financial statements, projections, markets, sales, customers, advertisers, vendors, products, key personnel, pricing policies, operational methods, technical processes and methods, plans for future developments, software, data bases, computer programs, specifications, documentation, designs, trade secrets, technology, know-how, research and development, inventions, patents and copyrights (and any renewals, reissues, extensions, divisions, continuations and continuations in part thereof and registrations, applications, patents of addition and inventors certificates) and other information not available to


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the public (collectively "Confidential Information"), all of which are confidential and proprietary and which were developed or otherwise acquired by Langer at its own effort and expense. The Executive further acknowledges that the services to be performed by him under this Agreement are of a special unique, unusual, extraordinary and intellectual character and that the nature of the relationship of the Executive with Langer is such that the Executive is capable of competing with Langer. In recognition of the foregoing, the Executive covenants and agrees during the Term and thereafter he will:

            (a) keep secret all Confidential Information and not disclose any Confidential Information to anyone outside of Langer, either during or after the Term, except (i) with Langer's prior written consent; (ii) if required to be disclosed by law or by any government, regulatory or self-regulatory agency or body, except with respect to Confidential Information which the Executive is advised in writing by counsel to Langer is not required to be disclosed, provided that Executive shall have given Langer prompt notice of any such order or subpoena so that Langer may contest any such production; or (iii) for such Confidential Information which is or becomes generally available to the public other than as a result of the Executive's breach of this Section 8;

            (b) not make use of any of any Confidential Information for his own purposes or the benefit of anyone other than Langer; and

            (c) deliver promptly to Langer on termination of this Agreement, or at any time Langer may so request, all Confidential Information, including but not limited to memoranda, notes, records, computer software discs, reports and other confidential documents (and all copies thereof) relating to the business, that he may then possess or have under his control, except that he may retain personal notes, notebooks, journals and diaries provided that such materials do not contain confidential information.

      9. Restriction of Competition; Interference; Non-Solicitation.

            (a) As an inducement to Langer to enter into and perform its obligations under this Agreement, the Executive covenants and agrees that, during the period of his employment and, for a period of one (1) year after the termination of his employment under any circumstances, neither the Executive nor his affiliates will, directly or indirectly, for their account or on behalf of any other Person (as defined in Section 9(b) below) or as an employer, employee, consultant, manager, agent, broker, contractor, stockholder, director or officer of a corporation, investor, owner, lender, partner, joint venturer, licensor, licensee, sales representative, distributor, or otherwise:

                  (i) Solicit or engage in any business that engages in the business of Langer (each, a "Competitive Business");

                  (ii) Directly or indirectly for his own account or the benefit of others solicit, hire or retain any employee of Langer or its affiliates or persuade or entice any employee of Langer or its affiliates to leave the employ of Langer or its affiliates;


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                  (iii) Molest or interfere with the goodwill and relationship with any of the customers or suppliers of Langer or its affiliates;

                  (iv) Persuade, accept, induce or solicit any of the customers, subscribers or accounts of Langer or its affiliates, now existing or hereafter obtained, to engage anyone, other than Langer or its affiliates, to design, manufacture or market foot and gait-related biomechanical products for such customers, subscribers or accounts; or

                  (v) Invest in, lend money or give financial support to any Competitive Business.

      (b) Nothing contained in this Section 9 shall be deemed to prohibit the Executive from directly acquiring or holding, solely for investment, securities of any entity some of the activities of which constitute a Competitive Business so long as such securities do not, in the aggregate, constitute more than five percent (5%) of any class or series of outstanding securities of such entity. For the purpose of this Agreement, "Person" shall mean any individual, entity or group within meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

            (c) Notwithstanding the foregoing, if Langer shall fail to make any payment due to the Executive under Section 6(c) which failure shall continue for ten (10) days after delivery to Langer of written notice of non-payment, the restrictions set forth in subsection (a) above shall terminate.

      10. Specific Remedies.

            It is understood by the Executive and Langer that the covenants contained in this Section 10 and Sections 7, 8 and 9 are essential elements of this Agreement and that, but for the agreement of the Executive to comply with such covenants, Langer would not have agreed to enter into this Agreement. If the Executive commits a material breach of any of the provisions of Sections 7, 8 or 9 hereof, which is not cured or rectified within the time periods set forth in Section 5(a) above, such breach shall be grounds for termination for Cause. In addition, the Executive acknowledges that Langer may have no adequate remedy at law if he violates any of the terms thereof. The Executive therefore understands and agrees that Langer shall have, without prejudice as to any other remedies, the right upon application to any court of proper jurisdiction and without posting of any bond or other security whatsoever, to a temporary restraining order, preliminary injunction, injunction, specific performance or other equitable relief, it being acknowledged and agreed that any such breach will cause irreparable injury to Langer and that money damages will not provide an adequate remedy to Langer.

      11. Acknowledgments of the Executive and Langer.

            (a) The Executive represents that (i) he has the right to enter into this Agreement, and this Agreement constitutes a valid and binding obligation enforceable in accordance with its terms, (ii) his execution and delivery of this Agreement, and the performance of his obligations hereunder are not in violation of, and do not conflict with or constitute a


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default under, any agreement by which he is bound or any order, decree or judgment to which he is subject; and (iii) the provisions of Section 7, 8 and 9 will not impose a hardship, financial or otherwise, on the Executive nor prevent him from being gainfully employed.

            (b) Langer represents that (i) it has all requisite corporate power and authority to enter into and perform its obligations under this Agreement,
(ii) the execution and delivery of this Agreement by Langer and the performance by Langer of the transactions contemplated herein have been duly and validly authorized by all necessary corporate action, (iii) this Agreement is a legal, valid and binding obligation of Langer and (iv) the execution and delivery of this Agreement by Langer and the performance of its obligations hereunder are not in violation of, and do not conflict with or constitute a default under any agreement by which Langer is bound or any order, decree or judgment to which Langer is subject.

12. Notices.

      Any notice or other communications required or permitted hereunder shall be in writing and shall be deemed effective (a) upon personal delivery, if delivered by hand, (b) upon receipt of electronic confirmation, if sent by facsimile transmission, (c) three (3) days after the date of deposit in the mails, if mailed by certified or registered mail (return receipt requested), or
(c) on the next business day, if mailed by an overnight mail service to the parties:

if to Langer:                                if to the Executive:

Langer, Inc.                                 Mr. Joseph P. Ciavarella
450 Commack Road                             93 Crest Road West
Deer Park, New York  11729                   Merrick, New York 11566
Att'n: Mr. Andrew Meyers, Chief Executive    Facsimile:________________________
       Officer
Facsimile:  (631) 667-1203

Copies of all notices to Langer or the Executive under this Agreement shall be sent to:

                               Kane Kessler, P.C.
                               1350 Avenue of the Americas
                               New York, New York  10019-4896
                               Attn: Robert L. Lawrence, Esq.
                               Facsimile: (212) 245-3009

or at such other address or facsimile number as either party may from time to time specify to the other.

      13. Miscellaneous.

            (a) Successors; Binding Effect; Third Party Beneficiaries. This Agreement is personal to the Executive and, without the prior written consent of Langer, shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution with


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respect to the Executive's rights, if any, to be paid or receive benefits hereunder. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives. Except for the foregoing, this Agreement shall not create any rights in favor of any party other than the parties hereto or their respective successors and assigns.

            (b) Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to the principles of conflicts of law). Langer and the Executive each agrees that the federal or state courts located in the County of New York shall have exclusive jurisdiction in connection with any dispute arising out of this Agreement. Any litigation proceeding under this Agreement shall be confidential in nature to the fullest extent permitted by applicable law.

            (c) Severability. If any provision of this Agreement, or any part of any of them, is hereafter construed or adjudicated to be invalid or unenforceable, the same shall not affect the remainder of the covenants or rights or remedies which shall be given full effect without regard to the invalid portions. If any of the covenants set forth herein is held to be invalid or unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision and in its reduced form said provision shall then be enforceable.

            (d) Headings. The headings of this Agreement are for convenience of reference only and shall not affect in any manner any of the terms and conditions hereof.

            (e) Acts and Documents. The parties agree to do, sign and execute all acts, deeds, documents and corporate proceedings reasonably necessary or desirable to give full force and effect to this Agreement.

            (f) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

            (g) Modifications and Waivers. No term, provision or condition of this Agreement may be modified or discharged unless such modification or discharge is authorized by the Board and is agreed to in writing and signed by the Executive. No waiver by either party hereto of any breach by the other party hereto of any term, provision or condition of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

            (h) Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter herein and supersedes all prior agreements, negotiations and discussions between the parties hereto. This Agreement may be amended only in writing executed by the parties hereto affected by such amendment.

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      In Witness Whereof, the parties hereto have executed this Executive
Employment Agreement on the day and year first set forth above.

                                        Langer, Inc., a New York corporation

                                        By: /s/ Andrew H. Meyers
                                            ----------------------------------
                                               Name:  Andrew H. Meyers
                                               Title: Chief-Executive Officer

                                        /s/ Joseph P. Ciavarella
                                        --------------------------------------
                                                   Joseph P. Ciavarella